UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): April 27, 2018

NEOS THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37508	27-0395455
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2940 N. Highway 360

Grand Prairie, TX 75050

(972) 408-1300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2018, Paul R. Edick resigned from the Board of Directors (the “Board”) of Neos Therapeutics, Inc. (the “Company”). Mr. Edick resigned to focus on other professional opportunities and his decision to resign from the Board was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On April 27, 2018, the Board unanimously appointed Linda M. Szyper to the Board to fill the resulting vacancy. Upon her appointment to the Board, Ms. Szyper became a member of the class of directors with terms expiring at the 2018 Annual Meeting of Stockholders of the Company.  The Board has determined that Ms. Szyper qualifies as an independent director and is qualified to serve under the applicable rules and regulations of the Securities and Exchange Commission (the “SEC”) and the listing rules of the Nasdaq Stock Market LLC. Ms. Syzper will serve as a member of the Company’s Compensation Committee and Nominating and Corporate Governance Committee. For her service on the Board, Ms. Szyper will receive the same compensation as other non-management directors, as described in the Company’s most recent proxy statement filed with the SEC. Ms. Szyper has also entered into the Company’s standard form of indemnification agreement.

Ms. Szyper, age 52, has been the Chief Operating Officer at McCann Health since January 2018. From September 2014 to March 2017, Ms. Szyper was the Chief Commercial Officer and President, US Operations at Circassa Pharmaceuticals plc, or Circassa. Prior to joining Circassa, Ms. Szyper was the Chief Development Officer, PHCG Global Development of Publicis Healthcare Group from January 2008 to September 2014. Ms. Szyper holds a MBA from DePaul University’s Kellstadt Graduate School of Business and a Bachelor of Science in biomedical engineering from Northwestern University.

There are no arrangements or understandings between Ms. Szyper and any other persons pursuant to which she was elected as a director of the Company. Ms. Szyper is the spouse of Mr. Edick, the former member of the Board. There are no other family relationships between Ms. Szyper and any director or executive officer of the Company, and she has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Ms. Szyper is qualified to serve on the Board based on her experience in product launch and commercialization in the pharmaceutical industry.  Additionally, the Company believes it is important to increase the gender diversity of the Board by adding another female board member.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOS THERAPEUTICS, INC.

Date:	April 27, 2018
By:	/s/ Vipin Garg
Title:	President and Chief Executive Officer